Exhibit 3.1

COMMONWEALTH OF THE BAHAMAS

THE INTERNATIONAL BUSINESS COMPANIES ACT, 2000

(NO. 45 OF 2000)

MEMORANDUM OF ASSOCIATION

OF

OneSpaWorld Holdings Limited

(A COMPANY LIMITED BY SHARES)

NAME

1.	The name of the Company is OneSpaWorld Holdings Limited.

2.	The Registered Office of the Company will be located in the Island of New Providence, Commonwealth of The Bahamas.

REGISTERED AGENT

3.	The Registered Agent of the Company will be located in the Island of New Providence aforesaid.

GENERAL OBJECTS AND POWERS

4. (1)	The object of the Company is to engage in any act or activity that is not prohibited under any law for the time being in force in The Bahamas.

(2)

The Company shall have all such powers as are permitted by law for the time being in force in The Bahamas, irrespective of corporate benefit, to perform all acts and engage in all activities necessary or conducive to the conduct, promotion or attainment of the object of the Company.

(3)

The Board may by resolution of Directors exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

(4)

Any mortgage or charge of the undertaking and property of the Company shall for the purposes of Section 80 of the Act be regarded as in the usual or regular course of the business carried on by the Company.

CURRENCY

5.	Shares in the Company shall be issued in the currency of the United States of America.

AUTHORISED CAPITAL

6.	The authorised capital of the Company is Two Hundred and Fifty Million Dollars (US$250,000,000.00) in the currency of the United States of America.

CLASSES, NUMBER AND PAR VALUE OF SHARES

7.

The authorised capital is made up of one class and one series of shares divided into Two Hundred and Fifty Million (250,000,000) shares of One Dollar ($1.00) par value each with one vote for each share.

DESIGNATIONS, POWERS, PREFERENCES, ETC. OF SHARES

8.

The designations, powers, preferences, rights, qualifications, limitations and restrictions of each class and series of shares that the Company is authorised to issue shall be fixed by resolution of Directors, but the Board shall not allocate different rights as to voting, dividends, redemption or distributions on liquidation unless the Memorandum of Association shall have been amended to create separate classes of shares and all shares in each separate class and series shall have identical rights as to voting, dividends, redemption and distributions.

REGISTERED SHARES

9.	Shares may be issued only as registered shares and may not be exchanged for bearer share certificates.

VARIATION OF CLASS RIGHTS

10.

If at any time the authorised capital is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of not less than three-fourths of the issued shares of that class or series and of the holders of not less than three-fourths of the issued shares of any other class or series of shares which may be affected by such variation.

The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

2

TRANSFER OF REGISTERED SHARES

11.	Registered shares in the Company may be transferred subject to the prior or subsequent approval of the Company as evidenced by a resolution of Directors or by a resolution of Members.

AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION

12.	The Company may amend its Memorandum of Association and Articles of Association by a resolution of Members or by a resolution of Directors.

LIABILITY OF MEMBERS

13.	The liability of the Members is limited.

DEFINITIONS

14.	The meanings of words in this Memorandum of Association are as defined in the Articles of Association registered herewith.

We, the undersigned, hereby subscribe our names to this Memorandum of Association for the purpose of incorporating an International Business Company under the laws of The Bahamas this 5th day of October A.D. 2018 in the presence of:

SUBSCRIBER – WELWYN LIMITED

SUBSCRIBER – ROSENCRANTZ LIMITED

Witness:

3

COMMONWEALTH OF THE BAHAMAS

THE INTERNATIONAL BUSINESS COMPANIES ACT, 2000

(NO. 45 OF 2000)

MEMORANDUM OF ASSOCIATION

OF

OneSpaWorld Holdings Limited

(A COMPANY LIMITED BY SHARES)

NAME

1.	The name of the Company is OneSpaWorld Holdings Limited.

2.	The Registered Office of the Company will be located in the Island of New Providence, Commonwealth of The Bahamas.

REGISTERED AGENT

3.	The Registered Agent of the Company will be located in the Island of New Providence aforesaid.

GENERAL OBJECTS AND POWERS

4. (1)	The object of the Company is to engage in any act or activity that is not prohibited under any law for the time being in force in The Bahamas.

(2)

The Company shall have all such powers as are permitted by law for the time being in force in The Bahamas, irrespective of corporate benefit, to perform all acts and engage in all activities necessary or conducive to the conduct, promotion or attainment of the object of the Company.

(3)

The Board may by resolution of Directors exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

(4)

Any mortgage or charge of the undertaking and property of the Company shall for the purposes of Section 80 of the Act be regarded as in the usual or regular course of the business carried on by the Company.

CURRENCY

5.	Shares in the Company shall be issued in the currency of the United States of America.

AUTHORISED CAPITAL

6.	The authorised capital of the Company is Two Hundred and Fifty Million Dollars (US$250,000,000.00) in the currency of the United States of America.

CLASSES, NUMBER AND PAR VALUE OF SHARES

7.

The authorised capital is made up of one class and one series of shares divided into Two Hundred and Fifty Million (250,000,000) shares of One Dollar ($1.00) par value each with one vote for each share.

DESIGNATIONS, POWERS, PREFERENCES, ETC. OF SHARES

8.

The designations, powers, preferences, rights, qualifications, limitations and restrictions of each class and series of shares that the Company is authorised to issue shall be fixed by resolution of Directors, but the Board shall not allocate different rights as to voting, dividends, redemption or distributions on liquidation unless the Memorandum of Association shall have been amended to create separate classes of shares and all shares in each separate class and series shall have identical rights as to voting, dividends, redemption and distributions.

REGISTERED SHARES

9.	Shares may be issued only as registered shares and may not be exchanged for bearer share certificates.

VARIATION OF CLASS RIGHTS

10.

If at any time the authorised capital is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of not less than three-fourths of the issued shares of that class or series and of the holders of not less than three-fourths of the issued shares of any other class or series of shares which may be affected by such variation.

The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

2

TRANSFER OF REGISTERED SHARES

11.	Registered shares in the Company may be transferred subject to the prior or subsequent approval of the Company as evidenced by a resolution of Directors or by a resolution of Members.

AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION

12.	The Company may amend its Memorandum of Association and Articles of Association by a resolution of Members or by a resolution of Directors.

LIABILITY OF MEMBERS

13.	The liability of the Members is limited.

DEFINITIONS

14.	The meanings of words in this Memorandum of Association are as defined in the Articles of Association registered herewith.

We, the undersigned, hereby subscribe our names to this Memorandum of Association for the purpose of incorporating an International Business Company under the laws of The Bahamas this 5th day of October A.D. 2018 in the presence of:

SUBSCRIBER – WELWYN LIMITED

SUBSCRIBER – ROSENCRANTZ LIMITED

Witness:

3

COMMONWEALTH OF THE BAHAMAS

THE INTERNATIONAL BUSINESS COMPANIES ACT 2000

(NO. 45 OF 2000)

ARTICLES OF ASSOCIATION

OF

OneSpaWorld Holdings Limited

(A COMPANY LIMITED BY SHARES)

PRELIMINARY

1. In these Articles, if consistent with the subject or context, the words and expressions standing in the first column of the following table shall bear the meanings set opposite them respectively in the second column thereof.

WORDS	MEANINGS

the Act	The International Business Companies Act, 2000 (No. 45 of 2000), including any amendment, modification, extension, re-enactment or renewal thereof and any regulations made thereunder.

Board	The Board of Directors of the Company or of the Directors or Alternate Directors of the Company present at a meeting of the Directors at which a quorum is present.

capital	The sum of the aggregate par value of all outstanding shares with par value of the Company and shares with par value held by the Company as treasury shares plus:

(a) the aggregate of the amount designated as capital of all outstanding shares without par value of the Company and shares without par value held by the Company as treasury shares; and

(b) the amounts as are from time to time transferred from surplus to capital by a resolution of directors.

the court	The Supreme Court of the Commonwealth of The Bahamas.

the Directors	The individual members of the Board and where the context so requires persons acting on behalf of the Board by order of and with the authority of the Board.

dividend	Dividend and/or bonus.

member	A person who holds shares in the Company.

month	Calendar month.

office	The Registered Office of the Company.

paid	Paid or credited as paid.

person	An individual, a corporation, a foundation, a trust, the estate of a deceased individual, a partnership, or an unincorporated association of persons.

resolution of Directors

(a)   A resolution approved at a duly convened and constituted meeting of Directors of the Company or a Committee of Directors of the Company by the affirmative vote of a simple majority of the Directors present at the meeting who voted and did not abstain; or

(b) a resolution consented to in writing by all Directors, as the case may be;

except that where a Director is given more than one vote, he shall for the purpose of establishing a majority be counted by the number of votes he casts.

resolution of members and resolution of the Company	(a) A resolution approved at a duly convened and constituted meeting of the members of the Company by the affirmative vote of:

(i) a simple majority of the votes of members entitled to vote thereon who were present at the meeting and who voted and did not abstain, or

(ii)  a simple majority of the votes of the members of each class or series of shares who were present at the meeting and entitled to vote there-on as a class or series and who voted and did not abstain and of a simple majority of the votes of the remaining members entitled to vote thereon who were present at the meeting and who voted and did not abstain; or

(b) a resolution consented to in writing by:

(i) all the members entitled to vote thereon, or

(ii) all the members holding shares of each class or series of shares entitled to vote thereon as a class or series and all the members holding the remaining shares entitled to vote thereon;

securities	Shares and debt obligations of every kind, derivatives, and options, warrants and rights to acquire shares, or debt obligations.

surplus	The excess, if any, at the time of the determination of the total assets of the Company over its total liabilities, as shown in its books of account, including the Company’s issued and outstanding share capital.

the Memorandum	The Memorandum of Association of the Company as originally framed or as from time to time amended.

the Seal	The Common Seal of the Company which has been duly adopted as the Seal of the Company.

these presents	These Articles of Association as originally framed or these Articles as from time to time amended.

treasury shares	Shares in the Company that were previously issued but were repurchased, redeemed or otherwise acquired by the Company and not cancelled.

year	Calendar year.

2. “Written” or any synonym thereof includes words typewritten, printed, painted, engraved, lithographed, photographed or represented or reproduced by any mode of reproducing words in a visible and permanent or semi-permanent form, including telex, facsimile, telegram, cable or other form of writing produced by electronic communication.

3. Save as aforesaid any words or expressions defined in the Act shall bear the same meaning in these Articles.

4. In these presents if not inconsistent with the subject or context words importing the singular number only shall include the plural number, and vice versa, words importing the masculine gender only shall include the feminine gender, and words importing persons shall include corporations.

5. The expression “Secretary” shall include any person appointed by the Directors to perform any of the duties of the Secretary, and where two or more persons are appointed to act as Joint Secretaries, shall include any one of those persons and shall include an Assistant Secretary or Acting Secretary.

6. A reference to money in these Articles is, unless otherwise stated, a reference to the currency in which the capital of the Company is stated in the Memorandum.

CAPITAL AND ALTERATION OF CAPITAL

7. The Company may by resolution of the Board:

(a)	Issue no par value shares.

(b)	Convert all or any of its fully paid-up shares into unnumbered shares.

(c)	Issue unnumbered shares.

(d)	Issue non-voting shares.

(e)	Divide its shares into several classes and attach thereto any preferential, deferred, modified or special rights, privileges or conditions.

(f)	Exercise any of the powers set forth in Section 10 of the Act.

8. The Company may by a resolution of Directors amend the Memorandum to increase or reduce its authorised capital and in connection therewith the Company may in respect of any unissued shares increase or reduce the number of such shares, increase or reduce the par value of any of its shares or effect any combination of the foregoing.

9. The Company may amend the Memorandum to:

(a)	divide the shares, including issued shares, of a class into a larger number of shares of the same class; or

(b)	combine the shares, including issued shares, of a class into a smaller number of shares of the same class,

provided, however, that where shares are divided or combined under (a) or (b) of this Article, the aggregate par value of the new shares must be equal to the aggregate par value of the original shares.

10. The capital of the Company may by a resolution of Directors be increased by transferring an amount of the surplus of the Company to capital.

11. Subject to the provisions of the two next succeeding Articles the capital of the Company may by resolution of Directors be reduced by:

(a)	returning to members any amount received by the Company upon the issue of any of its shares, the amount being surplus to the requirements of the Company;

(b)	cancelling any capital that is lost or not represented by assets having a realisable value; or

(c)	transferring capital to surplus for the purpose of purchasing, redeeming or otherwise acquiring shares that the Directors have resolved to purchase, redeem or otherwise acquire.

12. No reduction of capital shall be effected that reduces the capital of the Company to an amount that immediately after the reduction is less than the aggregate par value of all outstanding shares with par value and all shares with par value held by the Company as treasury shares and the aggregate of the amounts designated as capital of all outstanding shares without par value and all shares without par value held by the Company as treasury shares that are entitled to a preference, if any, in the assets of the Company upon liquidation of the Company.

13. No reduction of capital shall be effected unless the Board determines that immediately after the reduction the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and that the realisable assets of the Company will not be less than its total liabilities, other than deferred taxes, as shown in the books of the Company and its remaining issued and outstanding share capital, and, in the absence of fraud, the decision of the Board as to the realisable value of the assets of the Company is conclusive, unless a question of law is involved.

SHARES

14. Subject to the provisions of these Articles and any resolution of members the unissued shares of the Company shall be at the disposal of the Board who may without prejudice to any rights previously conferred on the holders of any existing shares or class or series of shares offer, allot, grant options over or otherwise dispose of shares to such persons, at such times and upon such terms and conditions as the Board may by resolution of Directors determine.

15. Shares in the Company shall be issued for money, services rendered, personal property, an estate in real property, a promissory note or other binding obligation to contribute money or property or any combination of the foregoing as shall be determined by a resolution of Directors.

16. Shares in the Company may be issued for such amount of consideration as the Board may from time to time by resolution of Directors determine, and in the absence of fraud the decision of the Board as to the value of the consideration received by the Company in respect of the issue is conclusive unless a question of law is involved. The consideration in respect of the shares constitutes capital to the extent of the par value and the excess constitutes surplus.

17. A share issued by the Company upon conversion of, or in exchange for, another share or a debt obligation or other security in the Company, shall be treated for all purposes as having been issued for money equal to the consideration received or deemed to have been received by the Company in respect of the other share, debt obligation or security.

18. Treasury shares may be disposed of by the Company on such terms and conditions (not otherwise inconsistent with these Articles) as the Company may by resolution of Directors determine.

19. The Company may issue fractions of a share and a fractional share shall have the same corresponding fractional liabilities, limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a whole share of the same class or series of shares.

20. Upon the issue by the Company of a share without par value, if an amount is stated in the Memorandum to be authorised capital represented by such shares then each share shall be issued for no less than the appropriate proportion of such amount which shall constitute capital, otherwise the consideration in respect of the share constitutes capital to the extent designated by the Board and the excess constitutes surplus, except that the Board must designate as capital an amount of the consideration that is at least equal to the amount that the share is entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

21. The Company may purchase, redeem or otherwise acquire and hold its own shares but only out of surplus or in exchange for newly issued shares of equal value but no purchase, redemption or other acquisition shall be made unless the Board determines that immediately after the purchase, redemption or other acquisition the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and the realisable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in the books of account, and its issued and outstanding share capital and, in the absence of fraud, the decision of the Board as to the realisable value of the assets of the Company is conclusive, unless a question of law is involved.

22. A determination by the Board under the preceding Article is not required where shares are purchased, redeemed or otherwise acquired:

(a)	pursuant to a right of a member to have his shares redeemed or to have his shares exchanged for money or other property of the Company;

(b)	in exchange for newly issued shares in the Company;

(c)	by virtue of the provisions of Section 80 of the Act; or

(d)	pursuant to an order of the Court.

23. Shares that the Company purchases, redeems or otherwise acquires pursuant to the preceding Article may be cancelled or held as treasury shares.

24. Where shares in the Company are held by the Company as treasury shares or are held by another company of which the Company holds, directly or indirectly, shares having more than fifty percent of the votes in the election of Directors of the other company, such shares of the Company are not entitled to vote or to have dividends paid thereon and shall not be treated as outstanding for any purpose except for purposes of determining the capital of the Company.

SHARE REGISTER

25. The Company shall cause to be kept one or more Registers to be known as Share Registers containing:

(a)	the names and addresses of the persons who hold registered shares in the Company;

(b)	the number of each class of registered shares held by each person;

(c)	the date on which the name of each person is entered in the Register;

(d)	the date on which any person ceased to be a member;

25.2 The Share Register may be in such form as the Board may approve, but if it is magnetic, electronic or other data storage form, the Company shall be able to produce legible evidence of its contents.

25.3 A copy of the Share Register commencing from the date of the registration of the Company shall be kept at the Office.

25.4 The Share Register is prima facie evidence of any matters directed or authorised by the Act to be contained therein.

SHARE CERTIFICATES AND REGISTERED SHARES

26. Every member holding registered shares in the Company shall be entitled to a certificate specifying the share or shares held by him. A share certificate a) shall be signed by two Directors or two officers of the Company, or by one Director and one officer; or b) shall be under the Seal evidenced by the signature of a Director or officer of the Company. The signature of the Director or Officer and the Seal may be facsimiles stamped on the certificate.

27. Any member receiving a share certificate for registered shares shall indemnify and hold the Company and its Directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a share certificate for registered shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by a resolution of Directors.

28. If several persons are registered as joint holders of any shares, any one of such persons may give an effectual receipt for any dividend payable in respect of such shares.

LIEN

29. The Company shall have a first and paramount lien on every share issued for a promissory note or for any other binding obligation to contribute money or property or any combination thereof to the Company, and the Company shall also have a first and paramount lien on every share standing registered in the name of a member, whether singly or jointly with any other person or persons, for all the debts and liabilities of such member or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such member, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such member or his estate and any other person, whether a member of the Company or not. The Company’s lien on a share shall extend to all dividends payable thereon. The Board may at any time either generally, or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Article.

30. In the absence of express provisions regarding sale in the promissory note or other binding obligation to contribute money or property, the Company may sell, in such manner as the Board may by resolution of Directors determine, any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of twenty-one days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share.

31. The net proceeds of the sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the promissory note or other binding obligation to contribute money or property or any combination thereof in respect of which the lien exists so far as the same is presently payable and any residue shall (subject to a charge for debts or liabilities not presently payable as existed by way of lien upon the share prior to the sale) be paid to the holder of the share immediately before such sale. For giving effect to any such sale the Board may authorise some person to transfer the share sold to the purchaser thereof. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the sale.

TRANSFER OF SHARES

32. All transfers of shares may be effected by transfer in writing in the usual common form, or in such other form as the Board may accept, and may be under hand only.

33. The instrument of transfer of a share shall be signed by or on behalf of the transferor and transferee, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register of Members in respect thereof.

34. The Board may in their absolute discretion and without assigning any reason therefor decline to register any transfer of shares to a person of whom they shall not approve, and they may also decline to register any transfer of shares on which the Company has a lien. If the Board refuses to register a transfer they shall within two months after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal.

35. The Board may decline to recognise any instrument of transfer, unless:

(a)

The instrument of transfer is deposited at the Office or such other place as the Board may appoint accompanied by the certificate of the shares to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer (and if the instrument of transfer is executed by some other person on his behalf, the authority of that person to do so).

(b)	The instrument of transfer is in respect of only one class of share.

All instruments of transfer which are registered may be retained by the Company.

36. The registration of transfers may be suspended at such times and for such periods as the Board may from time to time determine, provided always that such registration shall not be suspended for more than thirty days in any year.

37. Nothing in these presents contained shall preclude the Board from recognising a renunciation of the allotment of any share by the allottee in favour of some other person.

TRANSMISSION OF SHARES

38. In case of the death of a shareholder the survivors or survivor where the deceased was a joint holder, and the executors or administrators of the deceased where he was sole or only surviving holder, shall be the only person recognised by the Company as having any title to his interest in the shares.

39. Any person becoming entitled to a share in consequence of the death or bankruptcy of a member (upon supplying to the Company such evidence as the Board may reasonably require to show his title to the share) may, subject as hereinafter provided, either be registered himself as holder of the share upon giving to the Company notice in writing of such his desire, or transfer such share to some other person. All the limitations, restrictions and provisions of these presents relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice or transfer were a transfer executed by such member.

40. Save as otherwise provided by or in accordance with these presents, a person becoming entitled to a share in consequence of the death or bankruptcy of a member (upon supplying to the Company such evidence as the Board may reasonably require to show his title to the share) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share except that he shall not be entitled in respect thereof to exercise any right conferred by membership in relation to meetings of the Company until he shall have been registered as a member in respect of the share.

GENERAL MEETINGS AND PROXIES

41. The Board of the Company may convene meetings of the members of the Company at such times and in such manner and places within or outside The Bahamas as the Board consider necessary or desirable.

42. Upon the written request of a member or members holding twenty percent or more of the outstanding voting shares in the Company the Board shall convene a meeting of members.

43. The Board shall give not less than fourteen days notice of meetings of members to those persons whose names appear as members in the Share Register of the Company on the date when the notice is given and are entitled to attend or to attend and vote at the meeting.

44. Every notice calling a general meeting shall specify the place and the day and hour of the meeting, and there shall appear with reasonable prominence in every such notice a statement that a member entitled to attend and vote is entitled to appoint a proxy to attend and vote instead of him and that a proxy need not be a member of the Company. In the case of any general meeting at which business other than routine business is to be transacted, the notice shall specify the general nature of such business.

45. Routine business shall mean and include only business of the following classes, that is to say:

(a)	declaring dividends;

(b)	reading, considering and adopting the balance sheet, the reports of the Directors and Auditors, and other accounts and documents required to be annexed to the balance sheet;

(c)	appointing Auditors and fixing the remuneration of the Auditors or determining the manner in which such remuneration is to be fixed;

(d)	appointing Directors in the place of those retiring and fixing the remuneration of the Directors.

46. The Board may fix the date upon which notice of a meeting of members is given as the record date for determining those shares whose holders are entitled to attend or to attend and vote at the meeting.

47. A general meeting notwithstanding that it has been called by a shorter notice than that specified above shall be deemed to have been duly called if it is so agreed by a majority in number of the members having a right to attend and vote thereat, being a majority together holding not less than ninety per cent in nominal value of the shares giving that right: Provided also that the accidental omission to give notice to, or the non-receipt of notice by any person entitled thereto shall not invalidate the proceedings at any general meeting.

48. A member may be represented at a meeting of members by a proxy who may speak and vote on behalf of the member. A proxy need not be a member of the Company.

49. On a poll votes may be given either personally or by proxy, and a person entitled to more than one vote need not use all his votes or cast all the votes which he uses in the same way.

50. An instrument appointing a proxy shall be in writing in the usual common form or any other form which the Board may accept and:

(a)	in the case of an individual shall be signed by the appointor or by his attorney; and

(b)	in the case of a corporation shall be either given under its common seal or signed on its behalf by an attorney, director or officer of the corporation.

The Board may, but shall not be bound to, require evidence of the authority of any such attorney, director or officer. The signature on such instrument need not be witnessed.

51. An instrument appointing a proxy must be left at the Office or such other place, if any, as is specified for that purpose in the notice convening the meeting not less than twenty- four hours before the time appointed for the holding of the meeting or adjourned meeting or for taking of the poll at which it is to be used, and in default may, at the discretion of the Board be treated as invalid.

52. An instrument appointing a proxy shall be deemed to include the right to demand or join in demanding a poll and shall, unless the contrary is stated thereon, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

53. A vote cast by proxy shall not be invalidated by the previous death or insanity of the principal or by the revocation of the appointment of the proxy, or of the authority under which the appointment was made, provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Office at least one hour before the commencement of the meeting or adjourned meeting or the time appointed for the taking of the poll at which the vote is cast.

54. Any corporation which is a member of the Company may by resolution of Directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of such corporation as the corporation could exercise if it were an individual member of the Company.

PROCEEDINGS AT GENERAL MEETINGS

55. No business shall be transacted at any general meeting unless a quorum is present. One or more members present in person or by proxy or (being corporations) present by a representative or proxy and holding or representing not less than fifty per centum of the issued shares of the Company whose holders have the right to vote shall be a quorum for all purposes.

56. If within half an hour from the time appointed for a general meeting, a quorum is not present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, or to such other day and at such other time and place as the Board may determine, and if at such adjourned meeting a quorum is not present within fifteen minutes from the time appointed for holding the meeting, the member or members present holding or representing not less than twenty per cent of the issued shares of the Company whose holders have the right to vote shall be a quorum.

57. The Chairman, failing whom the Managing Director, failing whom the President of the Company, failing whom a Vice-President, shall preside as Chairman at a general meeting. If there be no such Chairman or Managing Director or President or Vice-President or if at any meeting none be present within fifteen minutes after the time appointed for holding the meeting and willing to act, the Directors present shall choose one of their number (or, if no Director be present or if all the Directors present decline to take the chair, the members present shall choose one of their number) to be Chairman of the meeting.

58. The Chairman of the meeting may with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

59. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded by either:

(a)	the Chairman of the meeting; or

(b)	not less than two members present in person or by proxy and entitled to vote; or

(c)	a member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

(d)

a member or members present in person or by proxy and holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

A demand for a poll may be withdrawn. Unless a poll be so demanded (and the demand be not withdrawn) a declaration by the Chairman of the meeting that a resolution has been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the minute book, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded for or against such resolution.

60. If a poll is duly demanded (and the demand be not with-drawn), it shall be taken in such manner (including the use of ballot or voting papers or tickets) as the Chairman of the meeting may direct, and the result of a poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The Chairman of the meeting may (and if so directed by the meeting shall) appoint scrutineers and may adjourn the meeting to some place and time fixed by him for the purpose of declaring the result of the poll.

61. In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to a casting vote.

62. A poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either immediately or at such subsequent time (not being more than thirty days from the date of the meeting) and place as the Chairman may direct. No notice need be given of a poll not taken immediately.

63. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded.

64. When the minutes of a general meeting of the Company shall have been signed by all the members or their proxies the same shall be deemed to have been duly convened, properly constituted and held notwithstanding that no notice or short notice thereof was given or that there might have been a technical defect or technical defects in the proceedings and any resolution of the said general meeting recorded in the said minutes shall bind the Company and the members (and those claiming under or in trust for them and each of them) and all persons dealing with the Company as if it had been properly passed as a resolution of the Company in general meeting duly convened, properly constituted and held.

65. Any person other than an individual shall be regarded as one member and subject to the specific provisions hereinafter contained for the appointment of representatives of such persons the right of any individual to speak for or represent such member shall be determined by the law of the jurisdiction where, and by the documents by which, the person is constituted or derives its existence. In case of doubt, the Directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the Directors may rely and act upon such advice without incurring any liability to any member.

66. The Chairman of any meeting at which a vote is cast by proxy or on behalf of any person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within seven days of being so requested or the votes cast by such proxy or on behalf of such person shall be disregarded.

67. Directors of the Company may attend and speak at any meeting of members of the Company and at any separate meeting of the holders of any class of shares in the Company.

68. An action that may be taken by the members at a meeting may also be taken by a resolution of members consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication, without the need for any notice, but if any resolution of members is adopted otherwise than by the unanimous written consent of all members, a copy of such resolution shall forthwith be sent to all members not consenting to such resolution.

VOTES OF MEMBERS

69. Subject to any special rights or restrictions as to voting attached by or in accordance with these presents to any class of shares, on a show of hands every member who is present in person (or being a corporation by its representative) shall have one vote and on a poll every member who is present in person or by proxy (or being a corporation by its representative or proxy) shall have one vote for every share of which he is the holder.

70. In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members in respect of the joint holding.

71. The following shall apply in respect of joint ownership of shares:

(a)	if two or more persons hold shares jointly each of them may be present in person or by proxy at a meeting of members and may speak as a member;

(b)	if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners, and

(c)	if two or more of the joint owners are present in person or by proxy they must vote as one.

72. A member shall be deemed to be present at a meeting of members if he participates by telephone or other electronic means and all members participating in the meeting are able to hear each other and recognize their voices.

73. A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll by his committee, curator bonis or other person in the nature of a committee or curator bonis appointed by such court, provided that such evidence as the Directors may require of the authority of the person claiming to vote shall have been deposited at the Office not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting or for the taking of the poll at which it is desired to vote.

74. No member shall, unless the Board otherwise determines, be entitled to vote at a general meeting either personally or by proxy or to exercise any privilege as a member unless all sums presently payable by him in respect of shares in the Company have been paid.

75. No objection shall be raised as to the admissibility of any vote except at the meeting or adjourned meeting at which the vote objected to is or may be given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection shall be referred to the Chairman of the meeting whose decision shall be final and conclusive.

VARIATION OF RIGHTS

76. Whenever the capital of the Company is divided into different classes of shares, the special rights attached to any class may, subject to the provisions of any Act, be varied or abrogated by resolution of the holders of three-fourths of the issued shares of the class present and voting at a separate general meeting of such holders or with their consent in writing and with the like resolution or consent of any other class of shares which may be affected by such variation or abrogation, and may be so varied or abrogated whilst the Company is a going concern or in contemplation of a winding up. To every such separate general meeting all the provisions of these presents relating to general meetings of the Company, or to the proceedings thereat, shall mutatis mutandis apply except that the necessary quorum shall be one or more members holding or representing by proxy three-quarters in nominal amount of the issued shares of the class, but so that if at any adjourned meeting of such holders a quorum as above defined is not present, the member or members who are present shall be a quorum and that any holder of shares in the class present in person or by proxy may demand a poll, and that such holders shall on a poll have one vote for every class held by them respectively. The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided by the terms of issue, be deemed to be modified by the creation or issue of further shares ranking pari passu therewith.

DIRECTORS

77. The first Directors of the Company shall be appointed by the subscribers to the Memorandum; and thereafter the Directors shall be elected by the members for such term as the members determine. The first Directors may elect any number of additional Directors for such term as they may determine until such time as the members shall elect or re-elect any one or more Directors.

78. The minimum number of Directors shall be one (1) and the maximum number shall be nine (9).

79. Each Director shall hold office for the term, if any, fixed by resolution of members or until his earlier death, resignation or removal.

80. The office of a Director shall be vacated in any of the following events, namely:

(a)	If he become prohibited by law from acting as a director.

(b)	If he resign by writing under his hand left at the Office.

(c)	If he has an adjudication order made against him or compound with his creditors generally.

(d)	If he become of unsound mind.

(e)	If he be absent from meetings of the Directors for six months without leave, and the Board resolves that his office be vacated.

(f)

If he is removed by resolution of a majority of the members entitled to vote or all of his co-directors where there is a minimum of two co-directors; such resolution shall take effect upon being entered into the Minute Book of the Company.

81. A Director may resign his office by giving written notice of his resignation to the Company and the resignation shall have effect from the date the notice is received by the Company or from such later date as may be specified in the notice.

82. A vacancy in the Directors may be filled by a resolution of members or by a resolution of a majority of the remaining Directors.

83. With the prior or subsequent approval by a resolution of members, the Board may, by a resolution of Directors, fix the emoluments of Directors with respect to services to be rendered in any capacity to the Company.

84. A Director shall not require a share qualification, and may be an individual or a company.

85. The Board may repay to any Director all such reasonable expenses as he may incur in attending and returning from meetings of the Board, or of any committee, or general meetings, or otherwise in or about the business of the Company.

86. Any Director who is appointed to any office or to any executive office including the office of Managing Director or President or Vice-President or who serves on any committee or who otherwise performs services which in the opinion of the Board are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, percentage of profits or otherwise as the Board may determine.

87. The Board shall have power and be deemed always to have had power to pay and agree to pay pensions or other retirement, superannuation, death or disability benefits to or to any person in respect of any Director or ex-director who may hold or have held any executive office or any office of profit under the Company and for the purpose of providing any such pensions or other benefits to contribute to any scheme or fund or to pay premiums.

OFFICERS AND EXECUTIVE DIRECTORS

88. The officers of the Company may consist of a Secretary (or Joint Secretaries) and may also comprise a President, one or more Vice-Presidents, a Treasurer (or Joint Treasurers) or any combination of the aforesaid offices and such other officers as the Board may determine. The officers shall be appointed by the Board and shall hold office at the will of the Board. The Board shall have power from time to time to appoint an officer or officers to fill an office becoming vacant or to appoint to an additional or to a new office.

89. None of the officers need be a member or a Director.

90. The Company in general meeting may at any time remove an officer from office. Unless the Company shall resolve that a vacated office be suspended or abolished the Board may fill the same at any time.

91. Any person may hold more than one such office.

92. (a) The officers shall perform such duties as may from time to time be prescribed by the Board.

      (b) If the Board shall not have appointed a Managing Director, the President, if appointed shall be the Chief Executive Officer of the Company, responsible for carrying out the policy decisions made by the Board. He shall not originate policy and his powers of executing decisions of the Board shall be collateral with and not to the exclusion of the powers of the Directors.

      (c) The Secretary (if appointed) otherwise one of the Directors shall convene meetings of the members and Directors and shall attend the meetings and keep minutes thereof. He shall keep the Registers and the corporate records.

93. (a) The Directors may from time to time appoint one or more of their body to be holder of any executive office, including the office of Managing or Joint Managing Director, on such terms and for such period as they may determine.

      (b) The appointment of any director to the office of Managing Director or Joint Managing Director shall be subject to termination if he cease from any cause to be a director, but without prejudice to any claim he may have for damages for breach of any contract or service between him and the Company.

94. The Board may entrust to and confer upon a Director holding any executive office and upon any officer any of the powers exercisable by them as a body upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

ALTERNATE DIRECTORS

95. (a) Any Director may at any time by writing under his hand and deposited at the Office appoint any person approved by the Board to be his Alternate Director either for any particular meeting or for such period of time (not exceeding his own period of office) as such writing shall stipulate and may in like manner at any time terminate such appointment.

      (b) The appointment of an Alternate Director shall ipso facto determine on the happening of any event which if he were a Director would render him legally disqualified from acting as a Director. His appointment shall also determine ipso facto if his appointor ceases for any reason to be a Director.

      (c) An Alternate Director shall (subject to his giving to the Company an address at which notices may be served upon him) be entitled to receive notices of meetings of the Directors and to attend and vote as a Director at any such meeting at which the director appointing him is not personally present and generally at such meeting to perform all functions of his appointor as a Director and in the event of his having express authority in writing from his appointor he shall be entitled to sign any resolution in accordance with the provisions of Article 102. An Alternate Director shall not (save as aforesaid) have power to act as a Director nor shall he be deemed to be a director for the purpose of these presents.

      (d) An Alternate Director may be repaid by the Company such expenses as might properly be repaid to him if he were a Director and he shall be entitled to receive from the Company such proportion, if any, of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the Company from time to time direct, but save as aforesaid he shall not in respect of such appointment be entitled to receive any remuneration from the Company.

PROCEEDINGS OF DIRECTORS

96. The Directors may meet together inside or outside The Bahamas for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be determined by a majority of votes. In case of an equality of votes the Chairman shall have a second or casting vote. A Director may, and the Secretary, (if appointed) on the requisition of a Director shall, at any time summon a meeting of the Directors. It shall be necessary to give three days’ notice of a meeting of the Directors to every Director but such notice may be waived by any Director.

97. A Director who is unable to attend any meeting of the Directors and has not appointed an Alternate Director may authorise any other Director to vote for him at that meeting, and in that event the director so authorised shall have a vote for each director by whom he is so authorised in addition to his own vote. Any such authority must be in writing or by telex, cable, or telecopier, which must be produced at the meeting at which the same is to be used, and be left with the Secretary, if appointed for filing.

98. The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed at any other number shall be two persons who are Directors or Alternate Directors of the Company. A meeting of the Directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

99. A Director shall be deemed to be present at a meeting of Directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other and recognize each other’s voice.

100. The continuing Directors may act notwithstanding any vacancies, but if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these presents the continuing Directors or Director may act for the purpose of filling up such vacancies or of summoning general meetings of the Company, but not for any other purpose. If there be no Directors or Director able or willing to act, then any member may summon a general meeting for the purpose of appointing Directors.

101. The Directors shall choose one of their number to be Chairman who shall preside at their meetings. In the absence of the Chairman the Managing Director (if any) failing whom the President (if he shall be a director) shall preside at meetings of the Directors provided always that nothing shall prevent the President from being chosen Chairman. If at any meeting neither be present within five minutes after the time appointed for holding the same, the directors present may choose one of their number to be Chairman of the meeting.

102. A resolution in writing signed by all the Directors shall be as effective as a resolution passed at a meeting of the Directors duly convened and held, and may consist of several documents in the like form, each signed by one or more of the Directors.

103. If the Company shall have only one Director the provisions herein contained for meetings of the Directors shall not apply but such sole Director shall have full power to represent and act for the Company in all matters as are not by the Act or the Memorandum or these Articles required to be exercised by the members of the Company and in lieu of minutes of a meeting shall record in writing and sign a note or memorandum of all matters requiring a resolution of Directors. Such a note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

104. The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed by the Board.

105. The meetings and proceedings of any such committee consisting of two or more Directors shall be governed by the provisions of these presents regulating the meetings and proceedings of the Directors so far as the same are applicable and are not superseded by any regulations made by the Directors under the last preceding Article.

106. All acts done by any meeting of the Directors, or of a committee of the Directors, or by any person acting as a Director, shall as regards all persons dealing in good faith with the Company, notwithstanding that there was some defect in the appointment or continuance in office of any such Director, or person acting as aforesaid, or that they or any of them were disqualified or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director and had been entitled to vote.

107. Any Director which is a body corporate may appoint any person its duly authorised representative for the purpose of representing it at meetings of the Directors or any committee or with respect to unanimous written consents.

BORROWING POWERS

108. The Directors may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property and uncalled capital, and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

GENERAL POWERS OF DIRECTORS

109. The business of the Company shall be managed by the Board, which may pay all expenses incurred in forming and registering the Company, and may exercise all such powers of the Company as are not by the Act or by these presents required to be exercised by the Company in general meeting, subject nevertheless to any regulations of these presents, to the provisions of the Act, and to such regulations, being not inconsistent with the aforesaid regulations or provisions, as may be prescribed by resolution of the members, but no regulation so made by the members shall invalidate any prior act of the Board which would have been valid if such regulation had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Directors by any other Article.

110. The Board may from time to time and at any time by power of attorney under the Seal appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these presents) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

111. All cheques, promissory notes, drafts, bills of exchange, and other negotiable or transferable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

112. No agreement or transaction between the Company and one or more of its Directors or any person in which any Director has a financial interest or to whom any Director is related, including as a director of that other person, is void or voidable for this reason only or by reason only that the Director is present at the meeting of Directors or at the meeting of the committee of Directors that approves the agreement or transaction or that the vote or consent of the Director is counted for that purpose if the material facts of the interest of each Director in the agreement or transaction and his interest in or relationship to any other party to the agreement or transaction are disclosed in good faith or are known by the other Directors.

113. A Director who has an interest in any particular business to be considered at a meeting of Directors or members may be counted for purposes of determining whether the meeting is duly constituted.

THE SEAL

114. The Board shall provide for the safe custody of the Seal, which shall be used only by the authority of the Board or of a committee authorised by the Board in that behalf, and every instrument to which the Seal shall be affixed shall be signed as authorised by resolution of the Board or by committee resolution, otherwise by a Director or the President or a Vice-President. An imprint of the Seal shall be kept at the Office.

AUTHENTICATION OF DOCUMENTS

115. Any Director or the Secretary (if appointed) or any person appointed by the Board for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Board, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any books, records, documents and accounts are elsewhere than at the Office the local manager or other Officer of the Company having the custody thereof shall be deemed to be a person appointed by the Board as aforesaid.

116. A document purporting to be a copy of a resolution of the Directors or any extract from the minutes of a meeting of the Board which is certified as such in accordance with the provisions of the last preceding Article shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such extract is a true and accurate record of a duly constituted meeting of the Directors.

DIVIDENDS

117. The Company may by a resolution of the Board declare and pay dividends in money, shares, or other property. In the event that a dividend is paid in specie the directors shall have responsibility for establishing and recording in the resolution of directors authorising the dividend, a fair and proper value for the assets to be so distributed.

118. The Board may from time to time pay to the members such interim dividends as appear to the Board to be justified by the profits of the Company.

119. No dividend shall be declared and paid unless the Board determines that immediately after the payment of the dividend the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and the realisable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in its books of account, and its issued and outstanding share capital. In the absence of fraud, the decision of the Board as to the realisable value of the assets of the Company is conclusive, unless a question of law is involved.

120. Notice of any dividend that may have been declared shall be given to each member in manner hereinafter mentioned.

121. No dividend shall bear interest as against the Company and no dividend shall be paid on treasury shares or shares held by another company of which the Company holds directly or indirectly shares having more than fifty percent of the vote in electing directors.

122. A share issued as a dividend by the Company shall be treated for all purposes as having been issued for money equal to the surplus that is transferred to capital upon the issue of the share.

123. In the case of a dividend of authorised but unissued shares with par value, an amount equal to the aggregate par value of the shares shall be transferred from surplus to capital at the time of the distribution.

124. In the case of a dividend of authorised but unissued shares without par value, the amount designated by the Board shall be transferred from surplus to capital at the time of the distribution, except that the Board must designate as capital an amount that is at least equal to the amount that the shares are entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

125. A division of the issued and outstanding shares of a class or series of shares into a larger number of shares of the same class or series having a proportionately smaller par value does not constitute a dividend of shares.

126. Unless and to the extent that the special rights attached to any shares otherwise provide, all dividends shall be declared and paid according to the amounts paid on the shares in respect whereof the dividend is paid. All dividends shall be apportioned and paid pro rata according to the amounts paid on the shares during any portion or portions of the period in respect of which the dividend is paid, save that if any share is issued on terms providing that it shall rank for dividend in whole or in part as from a particular date, such share shall rank for dividend accordingly.

127. If and so far as in the opinion of the Board the profits of the Company justify such payments, the Board may pay the fixed dividends on any class of shares carrying a fixed dividend expressed to be payable on fixed dates on the half yearly or other dates prescribed for the payment thereof and may also from time to time pay interim dividends of such amounts and on such dates as they think fit.

128. Subject to the provisions of the Act, where any asset, business or property is bought by the Company as from a past date whether such date be before or after the incorporation of the Company upon the terms that the Company shall as from that date take the profits and bear the losses thereof, such profits or losses may, at the discretion of the Board, in whole or part be carried to revenue account and treated for all purposes as profits or losses of the Company. Subject as aforesaid, if any shares or securities are purchased cum dividend or interest, such dividend or interest may at the discretion of the Board be treated as revenue, and it shall not be obligatory to capitalise the same or any part thereof.

129. The Board may deduct from any dividend or other moneys payable to any member on or in respect of a share all sums of money, if any, presently payable by him to the Company.

130. The Board may retain any dividend or other moneys payable on or in respect of a share on which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

131. The Board may retain the dividends payable upon shares in respect of which any person is under the provisions as to transmission of shares hereinbefore contained entitled to become a member, or which any person is under those provisions entitled to transfer until such person shall become a member in respect of such shares or shall transfer the same.

132. The payment by the Board of any unclaimed dividend or other moneys payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof and any dividend unclaimed after a period of six years from the date of declaration of such dividend shall be forfeited and shall revert to the Company.

133. The Company may, upon the recommendation of the Board, by resolution direct payment of a dividend in whole or in part by the distribution of specific assets, and in particular of paid-up shares or debentures of any other company or in any one or more such ways; and the Board shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the Board may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payment shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees as may seem expedient to the Board.

134. Any dividend or other moneys payable in cash on or in respect of a share may be paid by cheque or warrant sent through the post to the registered address of the members or person entitled thereto, or, if two or more persons are registered as joint holders of the share or are entitled thereto in consequence of the death or bankruptcy of the holder, to any one of such persons or to such person and such address as such person or persons may by writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to such person as the holder or joint holders or person or persons entitled to the share in consequence of the death or bankruptcy of the holder may direct and payment of the cheque if purporting to be paid by the bank on which it is drawn shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby.

135. If two or more persons are registered as joint holders of any share, or are entitled jointly to a share in consequence of the death or bankruptcy of the holder, any one of them may give effectual receipts for any dividend or other moneys payable on or in respect of the share.

RESERVE

136. The Board may from time to time set aside out of the profits of the Company and carry to reserve such sums as they think proper which, at the discretion of the Board, shall be applicable for any purpose to which the profits of the Company may properly be applied, and pending such application may either be employed in the business of the Company or be invested. The Board may divide the reserve into such special funds as they think fit, and may consolidate into one fund any special funds or parts of any special funds into which the reserve may have been divided. The Board may also without placing the same to reserve carry forward any profits.

CAPITALISATION OF PROFITS AND RESERVES

137. The Company may, upon the recommendation of the Board, by resolution resolve that it is desirable to capitalise any sum standing to the credit of any of the Company’s reserve accounts or any sum standing to the credit of profit and loss account or otherwise available for distribution, provided that such sum be not required for paying the dividends on any shares carrying fixed cumulative preferential dividend, and accordingly that the Board be authorised and directed to appropriate the sum resolved to be capitalised to the members in the proportions in which such sum would have been divisible amongst them had the same been applied or been applicable in paying dividends and to apply such sum on their behalf, either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by such members respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to such sum, such shares or debentures to be allotted and distributed credited as fully paid up to and amongst such members in the proportion aforesaid or partly in one way and partly in the other.

138. Whenever such a resolution as aforesaid shall have been passed, the Board shall make all appropriations and applications of the sum resolved to be capitalised thereby, and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto, with full power to the Board to make such provision by the issue of fractional certificates or by payment in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions, and also to authorise any person to enter on behalf of all the members interested into an agreement with the Company providing for the allotment to them respectively credited as fully paid up of any further shares to which they may be entitled upon such capitalisation, and any agreement made under such authority shall be effective and binding on all such members.

MINUTES AND BOOKS

139. The Board shall cause minutes to be made and kept in books to be provided for the purpose:

(a)	of all appointments of officers.

(b)	of the names of the Directors present at each meeting of the Directors and of any committee.

(c)	of all resolutions and proceedings at all meetings of the Company and of any class of members of the Company and of the Directors and of any committee.

140. The Board shall duly comply with the provisions of the Act and in particular the provisions in regard to keeping a Register of Directors and a Register of Members, and in regard to the production and furnishing of copies of such Registers and of any Register of holders of debentures of the Company.

141. Any Register, index, minute book, book of account or other book required by these presents or the Act to be kept by or on behalf of the Company unless required by the Act to be kept at the Office may be kept at such place or places as the Board may from time to time determine and may be kept either by making entries in bound books or by recording them in any other manner. In any case in which bound books are not used, the Board shall take adequate precautions for guarding against falsification and for facilitating its discovery.

ACCOUNTS

142. The Board shall cause to be kept such financial statements, books of account and records as are considered necessary or desirable with respect to:

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure takes place;

(b)	all sales and purchases of lands, goods and services by the Company;

(c)	the assets and liabilities of the Company;

143. Any such financial statements, books of account and records unless required by the Act to be kept at the Office, shall be kept at such place as the Board thinks fit, and shall always be open to the inspection of the Directors. No member (other than a Director) shall have any right of inspecting any financial statements, account, or book or document of the Company, except as conferred by the Act or authorised by the Board.

144. In the event that a general meeting of the Company is called, a copy of any statement of account which shall be laid before the general meeting for approval shall be served on every member in the manner and with similar notice to that prescribed herein for calling a meeting of members or upon such shorter notice as the members may agree to accept.

145. The Company may by a resolution of directors include in the computation of surplus for any purpose the unrealised appreciation of the assets of the Company, and, in the absence of fraud, the decision of the Board as to the value of the assets is conclusive, unless a question of law is involved.

AUDITORS

146. The Company may by resolution of members call for the accounts to be examined by auditors.

147. The first auditors shall be appointed by resolution of Directors; subsequent auditors shall be appointed by a resolution of members.

148. The auditors may be members of the Company but no Director or other officer shall be eligible to be an auditor of the Company during his continuance in office.

149. The remuneration of the auditors of the Company:

(a)	in the case of auditors appointed by the Board, may be fixed by resolution of Board;

(b)	subject to the foregoing, shall be fixed by resolution of members or in such manner as the Company may by resolution of members determine.

150. The auditors shall examine each profit and loss account and balance sheet that is to be served on every member of the Company or laid before a meeting of the members of the Company and shall state in a written report whether or not:

(a)

in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the state of affairs of the Company at the end of that period;

(b)	all the information and explanations required by the auditors have been obtained.

151. The report of the auditors shall be annexed to the accounts and shall be read at the meeting of members at which the accounts are laid before the Company or shall be served on the members.

152. Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the Directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

153. The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of members of the Company at which the Company’s profit and loss account and balance sheet are to be presented.

NOTICES

154. Any notice or document may be served by the Company on any member either personally or by sending it through the post in a prepaid letter addressed to such member at his registered address, or to the address, if any, supplied by him to the Company as his address for the service of notices. Where a notice or other document is served by post, service shall be deemed to be effected at the time when the letter containing the same is posted, and in proving such service it shall be sufficient to prove that such letter was properly addressed, stamped and posted.

155. In respect of joint holdings all notices shall be given to that one of the joint holders whose name stands first in the Register of Members, and notice so given shall be sufficient notice to all the joint holders.

156. A person entitled to a share in consequence of the death or bankruptcy of a member, upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share, and upon supplying also an address for the service of notices, shall be entitled to have served upon him at such address any notice or document to which the member but for his death or bankruptcy would be entitled, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share. Save as aforesaid any notice or document delivered or sent by post to or left at the registered address of any member in pursuance of these presents shall notwithstanding that such member be then dead or bankrupt, and whether or not the Company have notice of his death or bankruptcy, be deemed to have been duly served in respect of any share registered in the name of such member as sole or joint holder.

157. Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its Office, or by leaving it with, or by sending it by registered mail to, the registered agent of the Company.

158. Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was mailed in such time as to admit to its being delivered in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

PENSION AND SUPERANNUATION FUNDS

159. The Board may establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the Company or any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary, or who are or were at any time Directors or officers of the Company or of any such other company as aforesaid or who hold or held any salaried employment or office in the Company or such other company, or any persons in whose welfare the Company or such other company as aforesaid is or has been at any time interested, and to the wives, widows, families and dependents of any such person, and may make payments for or towards the insurance of any such persons as aforesaid, and may do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid. Subject always to the proposal being approved by resolution of members, a Director holding any such employment or office shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension, allowance or emolument.

WINDING UP

160. The Company may voluntarily commence to wind up and dissolve by a resolution of members or by resolution of the Directors.

161. If the Company shall be wound up (whether the liquidation is voluntary, under supervision, or by the Court) the Liquidator may, with the authority of a resolution of the members, divide among the members in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds, and may for such purpose set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the members or different classes of members. The Liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of members as the Liquidator with the like authority shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no contributory shall be compelled to accept any shares in respect of which there is a liability.

INDEMNITY

162. Every Director, Alternate Director, Officer or liquidator of the Company who acted honestly and in good faith with a view to the best interests of the Company shall be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto, and the amount for which such indemnity is provided shall immediately attach as a lien on the property of the Company, and have priority over any claims of the Company or any member.

163. No Director, Alternate Director or Officer shall be liable for the acts, receipts, neglects, or defaults of any other Director, Alternate Director or Officer, or for joining in any receipt or other act for conformity, or for any loss or expense incurred by the Company as a result of insufficiency or deficiency of title to any property acquired by order of the Board for or on behalf of the Company, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be advanced or invested, or for any loss or damage arising out of the bankruptcy, insolvency or tortious or criminal act or omission of any person with whom any money, securities or effects shall be deposited, or for any loss occasioned by an error of judgment, omission, default, or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of his office or in relation thereto, except the same shall happen through his own actual fraud or dishonesty.

CONTINUATION

164. The Company may by resolution of members or by a resolution passed unanimously by all Directors of the Company continue as a company incorporated under the laws of a jurisdiction outside The Bahamas in the manner provided under those laws.

We the undersigned, hereby subscribe our names to these Articles of Association for the purpose of incorporating an International Business Company under the laws of The Bahamas this 5th day of October A.D. 2018 in the presence of:

SUBSCRIBER – WELWYN LIMITED

SUBSCRIBER – ROSENCRANTZ LIMITED

Witness: